Amended April 1, 1999: Section 1.1, Name Change
        Amended October 27, 1999: Section 4.1, Appointment of Assistant Officers

                                 AMENDMENT NO. 1
                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                  LAMCO TRUST I


         WHEREAS, Section 1 of Article I of the Agreement and Declaration of Trust (Declaration of Trust) dated November 3, 1998, as amended, of LAMCO Trust I (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of LAMCO Trust I, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Liberty Funds Trust IX" and have authorized the following amendment to said Declaration of Trust:

         Section 1 of Article I is hereby amended to read in its entirety as follows:

                Section 1. This Trust shall be known as "Liberty Funds Trust IX" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         The foregoing Amendment shall become effective as of April 1, 1999.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this April 1, 1999.


-----------------------------------------      --------------------------------
Robert J. Birnbaum                             Richard W. Lowry
-----------------------------------------      --------------------------------
John V. Carberry                               William E. Mayer
-----------------------------------------      --------------------------------
James E. Grinnell                              John J. Neuhauser

Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )

         Then  personally   appeared  the  above-named   Trustees  and  executed
Amendment No. 1 to the Agreement and Declaration of Trust of LAMCO Trust I as their free act and deed, before me, this March 18, 1999.

                                            Mary P. Mahoney
                                            Notary Public

                                            My Commission Expires:  2/22/2002